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                                                                 Exhibit 10.18.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  This Amendment to the Employment Agreement (this "Amendment"), dated as of March 12, 2001, is by and between Mark Chernis ("Chernis") and The Princeton Review Inc. ("TPR") and sets forth the parties agreement regarding the amendment of that certain employment agreement (the "Agreement") dated as of April 27, 2000, by and between Chernis and TPR.

                  The parties hereby agree that Section 9 of the Agreement shall be deleted in its entirety and replaced with the following Section:

                  "9. Loan: At Chernis' request, at any time after April 1, 2001 through the lock-up period during which Chernis agrees with TPR's underwriters that he will not sell or otherwise dispose of any of TPR's securities, TPR will lend to Chernis on a fully non-recourse basis up to an aggregate principal amount of $500,000. This loan shall accrue interest at the prime rate, have a term of 8 years, and require no payment of principal or interest for the first four years of the term. Thereafter, the loan shall be paid back over 4 years in equal annual installments. TPR may hold as collateral Chernis' TPR Stock valued at up to 250% of the outstanding loan principal. If TPR has not consummated an initial public offering of its securities at the time of the loan, TPR's Stock valuation will be based upon TPR's Agreed Value, and if TPR has consummated an initial public offering of its securities at the time of the loan, TPR's Stock valuation will be based upon the average closing sales prices of TPR's Stock on Nasdaq for the five trading days preceding the date of the loan, or such shorter number of days as TPR's Stock has publicly traded if less than five days."

                  Except as amended hereby, the Agreement shall remain in full force and effect.

Agreed as of the first date set forth above.



The Princeton Review, Inc.



By: /s/ John Katzman                              /s/ Mark Chernis
    ----------------------                        ------------------------
    Name: John Katzman                            Mark Chernis
    Title: Chief Executive Officer